Exhibit 4.8

Execution Version

CENTERTAINMENT/ODEON
FIRST LIEN INTERCREDITOR AGREEMENT

among

MUVICO, LLC,

CENTERTAINMENT DEVELOPMENT, LLC,

AMC ENTERTAINMENT HOLDINGS, INC.,

THE OTHER GRANTORS PARTY HERETO,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as First Lien Collateral Agent for the Credit Agreement Secured Parties,

GLAS TRUST COMPANY LLC,
as the Initial Additional Agent,

and

EACH ADDITIONAL AGENT FROM TIME TO TIME PARTY HERETO

dated as of October 5, 2026

CENTERTAINMENT/ODEON FIRST LIEN INTERCREDITOR AGREEMENT dated as of October 5, 2026 (as amended, supplemented or otherwise modified from time to time, this “Agreement”), among Muvico, LLC, a Texas limited liability company (the “Company”), Centertainment Development, LLC, a Delaware limited liability company (“Holdings”), AMC Entertainment Holdings, Inc., a Delaware corporation (the “Borrower”), the other Grantors (as defined below) party hereto, WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral agent for the Credit Agreement Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “First Lien Collateral Agent”), GLAS TRUST COMPANY LLC, as collateral agent for the Initial Additional First Lien Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Initial Additional Agent”) and each Additional Agent from time to time party hereto for the Additional First Lien Secured Parties of the Series with respect to which it is acting in such capacity.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the First Lien Collateral Agent (for itself and on behalf of the Credit Agreement Secured Parties), the Initial Additional Agent (for itself and on behalf of the Initial Additional First Lien Secured Parties) and each Additional Agent (for itself and on behalf of the Additional First Lien Secured Parties of the applicable Series) agree as follows:

Article I

Definitions

Section 1.01       Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Credit Agreement or, if defined in the New York UCC, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:

“Additional Agent” means the collateral agent and the administrative agent and/or trustee (as applicable) or any other similar agent or Person under any Additional First Lien Documents, in each case, together with its successors in such capacity.

“Additional First Lien Debt Facility” means one or more debt facilities, commercial paper facilities or indentures for which the requirements of Section 6.13 have been satisfied, in each case with banks, other lenders or trustees, providing for revolving credit loans, term loans, letters of credit, notes or other borrowings, secured by the Collateral (or a portion thereof) on a pari passu basis relative to the First Lien Obligations (and not secured by Liens on any other assets of any Centertainment Group Grantor or any Odeon Group Grantor), in each case, as amended, restated, amended and restated, supplemented or otherwise modified or Refinanced from time to time; provided that (i) the Credit Agreement shall not constitute an Additional First Lien Debt Facility at any time and (ii) the Indebtedness (including guarantees) under any Additional First Lien Debt Facility is permitted to be incurred, secured and guaranteed on such basis by each then-extant Secured Credit Document.

“Additional First Lien Documents” means, with respect to any Series of Additional First Lien Obligations, the notes, credit agreements, indentures, security documents and other operative agreements evidencing or governing such Indebtedness, including the Initial Additional First Lien Documents, and each other agreement entered into for the purpose of securing any Series of Additional First Lien Obligations.

“Additional First Lien Obligations” means, with respect to any Additional First Lien Debt Facility, (a) all principal of, and interest, fees, and expenses (including, without limitation, any interest, fees, expenses and other amounts which accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to, such Additional First Lien Debt Facility, (b) all other amounts payable to the related Additional First Lien Secured Parties under the related Additional First Lien Documents and (c) any Refinancings of the foregoing.

“Additional First Lien Secured Party” means, with respect to any Series of Additional First Lien Obligations, the holders of such Additional First Lien Obligations, the Additional Agent with respect thereto, any trustee or agent or any other similar agent or Person therefor under any related Additional First Lien Documents and the beneficiaries of each indemnification obligation undertaken by the Borrower or any Guarantor under any related Additional First Lien Documents.

“Agreement” has the meaning assigned to such term in the preamble hereto.

“AMC UK” means AMC Theatres of UK Limited, a limited company incorporated under the laws of England and Wales with its registered office at 8th Floor, 1 Stephen Street, London, United Kingdom, W1T 1AT and registered with company number 03276252.

“AMC UK Holding Limited” means AMC UK Holding Limited, a limited company incorporated under the laws of England and Wales with its registered office at 8th Floor, 1 Stephen Street, London, United Kingdom, W1T 1AT and registered with company number 12170346.

“Bankruptcy Case” has the meaning assigned to such term in Section 2.05(b).

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any other federal, state, or foreign law for the relief of debtors, or any arrangement, reorganization, insolvency, moratorium, assignment for the benefit of creditors (including, without limitation, any proceedings under the German Insolvency Code (Insolvenzordnung)), any other marshalling of the assets or liabilities of the Borrower or any of its Subsidiaries, or similar law affecting creditors’ rights generally (including in the context of a preventive restructuring framework).

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Centertainment First Lien/Second Lien Intercreditor Agreement” means that certain Second Amended and Restated Centertainment First Lien/Second Lien Intercreditor Agreement, dated as of October 5, 2026, among the First Lien Collateral Agent, the Initial Additional Agent, the Intermediate Credit Agreement Agent (solely for this purpose, as defined therein), the Exchangeable Notes Agent (solely for this purpose, as defined therein), the other agents and representatives party thereto from time to time, the Borrower, Holdings, the Company and the other parties thereto from time to time, as amended, restated, amended and restated, supplemented or otherwise modified from time to time, including by way of joinder agreements.

“Centertainment/Odeon First Lien/Intermediate Lien Intercreditor Agreement” means that certain Centertainment/Odeon First Lien/Intermediate Lien Intercreditor Agreement, dated as of October 5, 2026, among the First Lien Collateral Agent, the Initial Additional Agent, the Junior Credit Agreement Agent (solely for this purpose, as defined therein), the other agents and representatives party thereto from time to time, the Borrower, Holdings, the Company and the other parties thereto from time to time, as amended, restated, amended and restated, supplemented or otherwise modified from time to time, including by way of joinder agreements.

“Centertainment Group Grantors” means Holdings, the Company and each of their respective Subsidiaries and AMC UK.

“Collateral” means any “Collateral” as defined in any First Lien Security Document consisting of assets of the Company, any other Centertainment Group Grantor and/or any Odeon Group Grantor with respect to which a Lien is granted or purported to be granted pursuant to a First Lien Security Document as security for one or more Series of First Lien Obligations (including, in the case of any German Security Document, as security for the Parallel Debt).

“Collateral Agent” means (i) in the case of the Credit Agreement Obligations, the First Lien Collateral Agent (including as Parallel Debt Creditor), (ii) in the case of the Initial Additional First Lien Obligations, the Initial Additional Agent, and (iii) in the case of any Series of Additional First Lien Obligations or Additional First Lien Secured Parties that become subject to this Agreement after the date hereof, the Additional Agent named for such Series in the applicable Joinder Agreement.

“Company” has the meaning assigned to such term in the preamble hereto.

“Controlling Collateral Agent” means, with respect to any Shared Collateral, (i) until the earlier of (x) the Discharge of First Lien Obligations that are Credit Agreement Obligations and (y) the Non-Controlling Collateral Agent Enforcement Date, the First Lien Collateral Agent and (ii) from and after the earlier of (x) the Discharge of First Lien Obligations that are Credit Agreement Obligations and (y) the Non-Controlling Collateral Agent Enforcement Date, the Major Non-Controlling Collateral Agent.

“Controlling Secured Parties” means, with respect to any Shared Collateral, the Series of First Lien Secured Parties whose Collateral Agent is the Controlling Collateral Agent for such Shared Collateral.

“Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of October 5, 2026, by and among the Borrower, the lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent and as collateral agent, as amended, restated, amended and restated, supplemented or otherwise modified or Refinanced from time to time.

“Credit Agreement Obligations” means the “Secured Obligations” as defined in the Credit Agreement.

“Credit Agreement Secured Parties” means the “Secured Parties” as defined in the Credit Agreement and the First Lien Collateral Agent as Parallel Debt Creditor.

“DIP Financing” has the meaning assigned to such term in Section 2.05(b).

“DIP Financing Liens” has the meaning assigned to such term in Section 2.05(b).

“DIP Lenders” has the meaning assigned to such term in Section 2.05(b).

“Discharge” means, with respect to any Shared Collateral and any Series of First Lien Obligations, the date on which such Series of First Lien Obligations is no longer secured by such Shared Collateral in accordance with the terms of the documentation governing such Series of First Lien Obligations. The term “Discharged” shall have a corresponding meaning.

“Discharge of First Lien Obligations” means, with respect to any Shared Collateral, the Discharge of the applicable First Lien Obligations with respect to such Shared Collateral; provided that a Discharge of First Lien Obligations shall not be deemed to have occurred in connection with a Refinancing of such First Lien Obligations with additional First Lien Obligations secured by such Shared Collateral under an Additional First Lien Document that has been designated in writing by the applicable Collateral Agent (under the Secured Credit Document so Refinanced) or by the Borrower, in each case, to each other Collateral Agent as a “First Lien Obligation” for purposes of this Agreement.

“Equitably Subordinated First Lien Secured Party” means any First Lien Secured Party whose commitments, participations (including by way of sub-participation) and/or other claims under the Secured Credit Documents against any Grantor incorporated or organized under the laws of the Federal Republic of Germany, or having its centre of main interests (within the meaning of Article 3(1) of Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast)) in the Federal Republic of Germany, would, prior to or in an Insolvency or Liquidation Proceeding of such Grantor, be subordinated or be subject to potential avoidance claims pursuant to Section 39 paragraph 1 no. 5, Section 39 paragraph 2 or Section 135 of the German Insolvency Code (Insolvenzordnung) or Section 6 of the German Avoidance Act (Anfechtungsgesetz).

“Equitably Subordinated Obligations” means the First Lien Obligations owed to an Equitably Subordinated First Lien Secured Party.

“Event of Default” means an “Event of Default” (or any other similarly defined term) as defined in any Secured Credit Document.

“First Lien Collateral Agent” has the meaning assigned to such term in the preamble hereto.

“First Lien Obligations” means, collectively, (i) the Credit Agreement Obligations, (ii) the Initial Additional First Lien Obligations and (iii) each Series of Additional First Lien Obligations.

“First Lien Secured Parties” means (i) the Credit Agreement Secured Parties, (ii) the Initial Additional First Lien Secured Parties and (iii) the Additional First Lien Secured Parties with respect to each Series of Additional First Lien Obligations, in each case subject to Section 2.01(e).

“First Lien Security Documents” means (i) the Security Agreement and the other Security Documents (as defined in the Credit Agreement), (ii) the Notes Security Agreement, the other Security Documents (as defined in the Indenture) and (iii) each other agreement entered into in favor of any Collateral Agent for the purpose of securing any Series of First Lien Obligations, including German Security Documents.

“German Security Documents” means each agreement governed by the laws of the Federal Republic of Germany entered into in favor of the First Lien Collateral Agent (acting in its capacity as Parallel Debt Creditor and/or as trustee (Treuhänder) for the First Lien Secured Parties pursuant to Section 5.02) for the purpose of securing the Parallel Debt and/or any Series of First Lien Obligations.

“Grantors” means AMC, Holdings, the Company and each other Person that has granted a security interest pursuant to any First Lien Security Document to secure any Series of First Lien Obligations (or, in the case of any German Security Document, the Parallel Debt). The Grantors existing on the date hereof are set forth in Annex I hereto.

“Holdings” has the meaning assigned to such term in the preamble hereto.

“Impairment” has the meaning assigned to such term in Section 1.03.

“Indenture” means that certain Indenture, dated as of October 5, 2026, relating to AMC’s 8.875% First Lien Notes due 2031, among Holdings, AMC, the other Grantors party thereto from time to time, GLAS Trust Company LLC, as trustee, and the Initial Additional Agent, as amended, restated, amended and restated, supplemented or otherwise modified or Refinanced from time to time.

“Initial Additional Agent” has the meaning assigned to such term in the preamble hereto.

“Initial Additional First Lien Documents” means the Indenture and any notes, security documents and other operative agreements evidencing or governing such Indebtedness, including any agreement entered into for the purpose of securing the Initial Additional First Lien Obligation.

“Initial Additional First Lien Obligations” means the “Secured Notes Obligations” as defined in the Notes Security Agreement.

“Initial Additional First Lien Secured Parties” means the “Secured Parties” as defined in the Notes Security Agreement.

“Insolvency or Liquidation Proceeding” means:

(1)            any case or proceeding commenced by or against the Borrower or any other Grantor under any Bankruptcy Law, any other case or proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Borrower or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Borrower or any other Grantor or any similar case or proceeding relative to the Borrower or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2)            any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Borrower or any other Grantor, in each case, whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3)            any other case or proceeding of any type or nature in which substantially all claims of creditors of the Borrower or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intercreditor Agreements” means (i) the Centertainment First Lien/Second Lien Intercreditor Agreement and (ii) the Centertainment/Odeon First Lien/Intermediate Lien Intercreditor Agreement, each, if then in effect.

“Intervening Creditor” has the meaning assigned to such term in Section 2.01(a).

“Joinder Agreement” means a supplement to this Agreement substantially in the form of Annex II hereto required to be delivered by an Additional Agent to the Controlling Collateral Agent pursuant to Section 6.13 in order to establish an additional Series of Additional First Lien Obligations and become Additional First Lien Secured Parties hereunder.

“Major Non-Controlling Collateral Agent” means, with respect to any Shared Collateral, the Collateral Agent (other than the First Lien Collateral Agent) of the Series of First Lien Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of First Lien Obligations (excluding the Series of Credit Agreement Obligations) with respect to such Shared Collateral, but solely to the extent that such Series of First Lien Obligations has a larger aggregate principal amount than the Series of Credit Agreement Obligations then outstanding.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Controlling Collateral Agent” means, at any time with respect to any Shared Collateral, any Collateral Agent that is not the Controlling Collateral Agent at such time with respect to such Shared Collateral.

“Non-Controlling Collateral Agent Enforcement Date” means, with respect to any Non-Controlling Collateral Agent, the date that is 90 days (throughout which 90-day period such Non- Controlling Collateral Agent was the Major Non-Controlling Collateral Agent) after the occurrence of both (i) an Event of Default under and as defined in the Secured Credit Documents under which such Non-Controlling Collateral Agent is the Major Non-Controlling Collateral Agent, but only for so long as such Event of Default is continuing and (ii) the Controlling Collateral Agent’s and each other Collateral Agent’s receipt of written notice from such Non-Controlling Collateral Agent certifying that (x) such Non-Controlling Collateral Agent is the Major Non-Controlling Collateral Agent and that an Event of Default under and as defined in the Secured Credit Documents under which such Non-Controlling Collateral Agent is the Collateral Agent has occurred and is continuing and (y) the First Lien Obligations of the Series with respect to which such Non-Controlling Collateral Agent is the Collateral Agent are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Secured Credit Documents; provided that the Non-Controlling Collateral Agent Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (1) at any time the Controlling Collateral Agent has commenced and is diligently pursuing any enforcement action or (2) at any time the Grantor which has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“Non-Controlling Secured Parties” means, with respect to any Shared Collateral, the First Lien Secured Parties that are not Controlling Secured Parties with respect to such Shared Collateral.

“Notes Security Agreement” means the “Security Agreement” as defined in the Indenture.

“Odeon Group Grantors” means AMC UK Holding Limited and any subsidiary of AMC UK Holding Limited that guarantees the obligations under the Credit Agreement, but excluding the Centertainment Group Grantors and the Restricted AMC Group.

“Parallel Debt” has the meaning assigned to such term in Section 5.01(b).

“Parallel Debt Creditor” means the First Lien Collateral Agent in its capacity as creditor of the Parallel Debt pursuant to Section 5.01 and any successor thereto pursuant to Section 5.03.

“Possessory Collateral” means any Shared Collateral in the possession of any Collateral Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction. Possessory Collateral includes, without limitation, any Certificated Securities, Promissory Notes, Instruments, and Chattel Paper, in each case, delivered to or in the possession of the Collateral Agent under the terms of the First Lien Security Documents.

“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not allowed or allowable as a claim in any such Insolvency or Liquidation Proceeding.

“Proceeds” has the meaning assigned to such term in Section 2.01(a).

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other Indebtedness or enter alternative financing arrangements, in exchange or replacement for such Indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such Indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Restricted AMC Group” means the Borrower, American Multi-Cinema, Inc., AMC License Services, LLC, AMC ITD, LLC and AMC Card Processing Services, Inc. and each other entity that guarantees the obligations under the Credit Agreement, but excluding the Centertainment Group Grantors and the Odeon Group Grantors.

“Secured Credit Document” means (i) the Credit Agreement and each other Loan Document (solely for this purpose, as defined in the Credit Agreement), (ii) each Initial Additional First Lien Document and (iii) each Additional First Lien Document.

“Security Agreement” means the “Pledge and Security Agreement” as defined in the Credit Agreement.

“Senior Class Debt” has the meaning assigned to such term in Section 6.13.

“Senior Class Debt Parties” has the meaning assigned to such term in Section 6.13.

“Senior Class Debt Representative” has the meaning assigned to such term in Section 6.13.

“Senior Lien” means the Liens on the Collateral in favor of the First Lien Secured Parties under the First Lien Security Documents.

“Series” means (a) with respect to the First Lien Secured Parties, each of (i) the Credit Agreement Secured Parties (in their capacities as such), (ii) the Initial Additional First Lien Secured Parties (in their capacity as such) and (iii) the Additional First Lien Secured Parties that become subject to this Agreement after the date hereof that are represented by a common Collateral Agent (in its capacity as such for such Additional First Lien Secured Parties) (in their capacities as such) and (b) with respect to any First Lien Obligations, each of (i) the Credit Agreement Obligations, (ii) the Initial Additional First Lien Obligations and (iii) the Additional First Lien Obligations incurred pursuant to any Additional First Lien Debt Facility or any related Additional First Lien Documents, which pursuant to any Joinder Agreement, are to be represented hereunder by a common Collateral Agent (in its capacity as such for such Additional First Lien Obligations).

“Shared Collateral” means, at any time, Collateral in which the holders of two or more Series of First Lien Obligations (or their respective Collateral Agents) hold a valid and perfected security interest at such time. If more than two Series of First Lien Obligations are outstanding at any time and the holders of less than all Series of First Lien Obligations hold a valid and perfected security interest in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of First Lien Obligations that hold a valid and perfected security interest in such Collateral at such time and shall not constitute Shared Collateral for any Series which does not have a valid and perfected security interest in such Collateral at such time. For the avoidance of doubt, any Collateral subject to a Lien created under a German Security Document in favor of the First Lien Collateral Agent (acting in its capacity as Parallel Debt Creditor and/or as trustee (Treuhänder) pursuant to Section 5.02) for the benefit of the First Lien Secured Parties of each Series shall constitute Shared Collateral for all Series of First Lien Obligations.

"Spanish Civil Procedural Law" means the Spanish Act 1/2000, of 7 January, on Civil Procedure (Ley 1/2000, de 7 de enero, de Enjuiciamiento Civil), as amended from time to time.

"Spanish Insolvency Law" means Royal Legislative Decree 1/2020 of 5 May (Real Decreto Legislativo 1/2020, de 5 de mayo, por el que se aprueba el texto refundido de la Ley Concursal), as amended by Law 16/2022, of 5 September (Ley 16/2022, de 5 de septiembre, de reforma del texto refundido de la Ley Concursal), and as further amended, restated or replaced from time to time.

“Uniform Commercial Code” or “UCC” means the New York UCC, or the Uniform Commercial Code (or any similar or comparable legislation) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

Section 1.02       Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

Section 1.03       Impairments. It is the intention of the First Lien Secured Parties of each Series that the holders of First Lien Obligations of such Series (and not the First Lien Secured Parties of any other Series) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the First Lien Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of First Lien Obligations), (y) any of the First Lien Obligations of such Series do not have an enforceable security interest in any of the Collateral securing any other Series of First Lien Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of First Lien Obligations) on a basis ranking prior to the security interest of such Series of First Lien Obligations but junior to the security interest of any other Series of First Lien Obligations or (ii) the existence of any Collateral for any other Series of First Lien Obligations that is not Shared Collateral for such Series (any such condition referred to in the foregoing clauses (i) or (ii) with respect to any Series of First Lien Obligations, an “Impairment” of such Series); provided that the existence of a maximum claim with respect to Mortgaged Properties (as defined in the Credit Agreement) that applies to all First Lien Obligations shall not be deemed to be an Impairment of any Series of First Lien Obligations. In the event of any Impairment with respect to any Series of First Lien Obligations, the results of such Impairment shall be borne solely by the holders of such Series of First Lien Obligations, and the rights of the holders of such Series of First Lien Obligations (including, without limitation, the right to receive distributions in respect of such Series of First Lien Obligations pursuant to Section 2.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such First Lien Obligations subject to such Impairment. Additionally, in the event the First Lien Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), any reference to such First Lien Obligations or the First Lien Documents governing such First Lien Obligations shall refer to such obligations or such documents as so modified. Notwithstanding the foregoing, (i) any subordination, avoidance or other limitation of any Equitably Subordinated Obligations, and any consequence thereof under Section 2.01(e), shall not constitute an Impairment of the Series of First Lien Obligations of which such Equitably Subordinated Obligations form part, and (ii) the effects of any such subordination, avoidance or limitation shall be borne solely by the relevant Equitably Subordinated First Lien Secured Party in accordance with Section 2.01(e) and not by any other First Lien Secured Party of such Series or of any other Series.

Article II

Priorities and Agreements with Respect to Shared Collateral

Section 2.01       Priority of Claims.

(a)            Anything contained herein or in any of the Secured Credit Documents to the contrary notwithstanding (but subject to Section 1.03), if an Event of Default has occurred and is continuing, and the Controlling Collateral Agent or any First Lien Secured Party is taking action to enforce rights in respect of any Shared Collateral, or any distribution is made in respect of any Shared Collateral in any Insolvency or Liquidation Proceeding of the Borrower (including any adequate protection payments) or any other Grantor or any First Lien Secured Party receives any payment pursuant to any intercreditor agreement (other than this Agreement, but including the Intercreditor Agreements) with respect to any Shared Collateral, the proceeds of any sale, collection or other liquidation of any such Shared Collateral by any Collateral Agent or any First Lien Secured Party and proceeds of any such distribution (all such payments, distributions, and proceeds of any sale, collection or other liquidation of any Shared Collateral and all such payments and proceeds of any such distribution being collectively referred to as “Proceeds”), shall be applied (i) FIRST, to the payment of all amounts owing to each Collateral Agent (in its capacity as such) pursuant to the terms of any Secured Credit Document, (ii) SECOND, subject to Section 1.03, to the payment in full of the First Lien Obligations of each Series on a ratable basis, with such Proceeds to be applied to the First Lien Obligations of a given Series in accordance with the terms of the applicable Secured Credit Documents and (iii) THIRD, after the Discharge of all First Lien Obligations, to the Borrower and the other Grantors or their successors or assigns, as their interests may appear, or to whosoever may be lawfully entitled to receive the same pursuant to the Centertainment/Odeon First Lien/Intermediate Lien Intercreditor Agreement and, thereafter, with respect to the Collateral granted by the Centertainment Group Grantors, the Centertainment First Lien/Second Lien Intercreditor Agreement, if in effect, or otherwise, or as a court of competent jurisdiction may direct; provided that following the commencement of any Insolvency or Liquidation Proceeding with respect to any Grantor, solely for purposes of this Section 2.01(a) and not for the purposes of the Credit Agreement or any Additional First Lien Documents, in the event the value of the Shared Collateral is not sufficient for the entire amount of Post-Petition Interest on the First Lien Obligations to be allowed under Sections 506(a) and (b) of the Bankruptcy Code or any other applicable provision of the Bankruptcy Code or other Bankruptcy Law in such Insolvency or Liquidation Proceeding, the amount of First Lien Obligations of each Series of First Lien Obligations shall include only the maximum amount of Post-Petition Interest allowable under Sections 506(a) and (b) of the Bankruptcy Code or any other applicable provision of the Bankruptcy Code or other Bankruptcy Law in such Insolvency or Liquidation Proceeding. Notwithstanding the foregoing, with respect to any Shared Collateral for which a third party (other than a First Lien Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of First Lien Obligations, after giving effect to the Intercreditor Agreements (as applicable), but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of First Lien Obligations (such third party an “Intervening Creditor”), the value of any Shared Collateral or Proceeds that are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or Proceeds to be distributed in respect of the Series of First Lien Obligations with respect to which such Impairment exists. If, despite the provisions of this Section 2.01(a), any First Lien Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the First Lien Obligations to which it is then entitled in accordance with this Section 2.01(a), such First Lien Secured Party shall hold such payment or recovery in trust for the benefit of all First Lien Secured Parties for distribution in accordance with this Section 2.01(a).

(b)            It is acknowledged that the First Lien Obligations of any Series may, subject to the limitations set forth in the then extant Secured Credit Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.01(a) or the provisions of this Agreement defining the relative rights of the First Lien Secured Parties of any Series.

(c)            Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of First Lien Obligations granted on the Shared Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the Secured Credit Documents or any defect or deficiencies in the Liens securing the First Lien Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section 1.03), each First Lien Secured Party hereby agrees that (i) the Liens securing each Series of First Lien Obligations on any Shared Collateral shall be of equal priority and (ii) the benefits and proceeds of the Shared Collateral shall be shared among the First Lien Secured Parties as provided herein.

(d)            Notwithstanding anything in this Agreement or any other First Lien Security Documents to the contrary, Collateral consisting of cash and cash equivalents pledged to secure Credit Agreement Obligations consisting of reimbursement obligations in respect of Letters of Credit or otherwise held by the Administrative Agent or the First Lien Collateral Agent pursuant to Sections 2.05(j) or 2.11(b) of the Credit Agreement (or any equivalent successor provision) shall be applied as specified in such sections of the Credit Agreement and will not constitute Shared Collateral.

(e)            Equitably Subordinated First Lien Secured Parties.

(i)            Notwithstanding Section 2.01(a), to the extent that the Proceeds are insufficient to pay in full the First Lien Obligations of any Series and this is due to any Equitably Subordinated First Lien Secured Party being a First Lien Secured Party of such Series, the amount of Proceeds to be applied in respect of the First Lien Obligations of such Series shall be distributed to the other First Lien Secured Parties of such Series, and such Equitably Subordinated First Lien Secured Party shall not be entitled to receive any part of such amount.

(ii)            An Equitably Subordinated First Lien Secured Party shall not have the benefit, but only the obligations, of any sharing provisions under this Agreement or any other Secured Credit Document. It shall not be entitled to receive any payment under or in connection with this Agreement or any other Secured Credit Document in respect of any Equitably Subordinated Obligations, and no Collateral Agent shall be required to make any such payment to it.

(iii)            To the extent that any Equitably Subordinated Obligations would result in the subordination of First Lien Obligations owed to any other First Lien Secured Party pursuant to Section 39 paragraph 1 no. 5 of the German Insolvency Code (Insolvenzordnung), or would in any way prejudice the validity or enforceability of any Lien granted under any First Lien Security Document (including any German Security Document) or of any guarantee or indemnity under any Secured Credit Document, the relevant Equitably Subordinated First Lien Secured Party shall be deemed not to be a First Lien Secured Party under any First Lien Security Document and shall not benefit from such guarantee or indemnity.

Section 2.02       Actions with Respect to Shared Collateral; Prohibition on Contesting Liens.

(a)            With respect to any Shared Collateral, (i) only the Controlling Collateral Agent shall act or refrain from acting with respect to the Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral) and (ii) no Non-Controlling Collateral Agent or other Non-Controlling Secured Party shall or shall instruct the Controlling Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any First Lien Security Document, applicable law or otherwise, it being agreed that only the Controlling Collateral Agent shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral; provided that, notwithstanding the foregoing, (i) in any Insolvency or Liquidation Proceeding, any Collateral Agent or any other First Lien Secured Party may file a proof of claim or statement of interest with respect to the First Lien Obligations owed to the First Lien Secured Parties; (ii) any Collateral Agent or any other First Lien Secured Party may take any action to preserve or protect the validity and enforceability of the Liens granted in favor of First Lien Secured Parties, provided that no such action is, or could reasonably be expected to be, (A) adverse to the Liens granted in favor of the Controlling Secured Parties or the rights of the Controlling Collateral Agent or any other Controlling Secured Parties to exercise remedies in respect thereof or (B) otherwise inconsistent with the terms of this Agreement; and (iii) any Collateral Agent or any other First Lien Secured Party may file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims or Liens of such First Lien Secured Party, including any claims secured by the Shared Collateral, in each case, to the extent not inconsistent with the terms of this Agreement. Notwithstanding the equal priority of the Liens on the Shared Collateral, the Controlling Collateral Agent may deal with the Shared Collateral as if such Controlling Collateral Agent had a senior Lien on such Collateral. No Non-Controlling Collateral Agent or Non-Controlling Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Controlling Collateral Agent or Controlling Secured Party or any other exercise by the Controlling Collateral Agent or Controlling Secured Party of any rights and remedies relating to the Shared Collateral. The foregoing shall not be construed to limit the rights and priorities of any First Lien Secured Party or Collateral Agent with respect to any Collateral not constituting Shared Collateral.

(b)            Each Collateral Agent and the First Lien Secured Parties for which it is acting hereunder agree to be bound by the provisions of this Agreement.

(c)            Each of the First Lien Secured Parties agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity, attachment or enforceability of a Lien held by or on behalf of any of the First Lien Secured Parties in all or any part of the Collateral, the allowability of any claims asserted with respect thereto or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Collateral Agent or any other First Lien Secured Party to enforce this Agreement.

Section 2.03       No Interference; Payment Over.

(a)            Each First Lien Secured Party agrees that (i) it will not challenge, or support any other Person in challenging, in any proceeding (including any Insolvency or Liquidation Proceeding) the validity or enforceability of any First Lien Obligations of any Series or any First Lien Security Document or the validity, attachment, perfection or priority of any Lien under any First Lien Security Document or the allowability of any claims asserted with respect thereto, or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement; (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Shared Collateral by the Controlling Collateral Agent, (iii) it will not institute in any Insolvency or Liquidation Proceeding or other proceeding any claim against the Controlling Collateral Agent or any other First Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and none of the Controlling Collateral Agent or any other First Lien Secured Party shall be liable for any action taken or omitted to be taken by the Controlling Collateral Agent or other First Lien Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement, (iv) it will not seek, and hereby waives any right, to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (v) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Collateral Agent or any other First Lien Secured Party to enforce this Agreement.

(b)            Each First Lien Secured Party hereby agrees that if it shall obtain possession of any Shared Collateral or shall realize any proceeds or payment in respect of any such Shared Collateral, pursuant to any First Lien Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement with respect to Shared Collateral), at any time prior to the Discharge of each of the First Lien Obligations, then it shall hold such Shared Collateral, proceeds or payment in trust for the other First Lien Secured Parties that have a security interest in such Shared Collateral and promptly transfer such Shared Collateral, Proceeds or payment, as the case may be, to the Controlling Collateral Agent, to be distributed in accordance with the provisions of Section 2.01.

Section 2.04       Automatic Release of Liens; Amendments to First Lien Security Documents.

(a)            If, at any time the Controlling Collateral Agent forecloses upon or otherwise exercises remedies against any Shared Collateral resulting in a sale or disposition thereof, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of each Collateral Agent for the benefit of each Series of First Lien Secured Parties upon such Shared Collateral will automatically be released and discharged; provided that any proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.01.

(b)            Each First Lien Secured Party agrees that each Collateral Agent may enter into any amendment to any First Lien Security Document that does not violate this Agreement.

(c)            Each Collateral Agent agrees to execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by the Controlling Collateral Agent to evidence and confirm any release of Shared Collateral provided for in this Section.

Section 2.05       Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings.

(a)            This Agreement shall continue in full force and effect notwithstanding the commencement of any Insolvency or Liquidation Proceeding under the Bankruptcy Code or any other Bankruptcy Law or similar law by or against the Borrower or any of its Subsidiaries.

(b)            If the Borrower and/or any other Grantor shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code or any other applicable Bankruptcy Law and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law and/or the use of cash collateral under Section 363 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, each First Lien Secured Party agrees that it will raise no objection to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) and/or to any use of cash collateral that constitutes Shared Collateral unless the Controlling Collateral Agent or any Controlling Secured Party, shall then oppose or object to such DIP Financing or such DIP Financing Liens and/or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any First Lien Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the First Lien Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the First Lien Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-a-vis all the other First Lien Secured Parties (other than any Liens of the First Lien Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the First Lien Secured Parties of each Series are granted Liens on any additional collateral pledged to any First Lien Secured Parties as adequate protection or otherwise in connection with such DIP Financing and/or use of cash collateral, with the same priority vis-a-vis the First Lien Secured Parties (other than any Liens of the First Lien Secured Parties constituting DIP Financing Liens) as set forth in this Agreement, (C) if any amount of such DIP Financing and/or cash collateral is applied to repay any of the First Lien Obligations, such amount is applied pursuant to Section 2.01 of this Agreement, and (D) if any First Lien Secured Parties are granted adequate protection with respect to First Lien Obligations subject hereto, including in the form of periodic payments, in connection with such DIP Financing and/or use of cash collateral, the proceeds of such adequate protection are applied pursuant to Section 2.01; provided that the First Lien Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the First Lien Secured Parties of such Series or its Collateral Agent that shall not constitute Shared Collateral; and provided, further, that the First Lien Secured Parties receiving adequate protection shall not object to any other First Lien Secured Party receiving adequate protection comparable to any adequate protection granted to such First Lien Secured Parties in connection with a DIP Financing and/or use of cash collateral.

Section 2.06       Reinstatement. In the event that any of the First Lien Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement or avoidance of a preference or fraudulent transfer, under the Bankruptcy Code, any Bankruptcy Law or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all such First Lien Obligations shall again have been paid in full in cash.

Section 2.07       Insurance. As between the First Lien Secured Parties, the Controlling Collateral Agent shall have the right to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral.

Section 2.08       Refinancings. The First Lien Obligations of any Series may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the Refinancing transaction under any Secured Credit Document) of any First Lien Secured Party of any other Series, all without affecting the priorities provided for herein or the other provisions hereof; provided that such Refinancing indebtedness shall only be subject to this Agreement if (a) (i) such Refinancing indebtedness is required, pursuant to its terms or pursuant to the terms of any Secured Credit Document, to be subject to this Agreement or (ii) the Company has elected to subject such Refinancing indebtedness to the terms of this Agreement, and (b) the Collateral Agent for the holders of any such Refinancing indebtedness shall have executed a Joinder Agreement on behalf of the holders of such Refinancing indebtedness.

Section 2.09       Possessory Collateral Agent as Gratuitous Bailee for Perfection.

(a)            The Controlling Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral that is part of the Shared Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each other First Lien Secured Party and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable First Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.09; provided that at any time after the Discharge of the First Lien Obligations of the Series for which the Controlling Collateral Agent is acting, the Controlling Collateral Agent shall (at the sole cost and expense of the Grantors), promptly deliver all Possessory Collateral to the Controlling Collateral Agent (after giving effect to the Discharge of such First Lien Obligations) together with any necessary endorsements reasonably requested by such Controlling Collateral Agent (or make such other arrangements as shall be reasonably requested by such Controlling Collateral Agent to allow such Controlling Collateral Agent to obtain control of such Possessory Collateral). Pending delivery to such Controlling Collateral Agent, each other Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee for the benefit of each other First Lien Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable First Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.09.

(b)            The duties or responsibilities of the Controlling Collateral Agent and each other Collateral Agent under this Section 2.09 shall be limited solely to holding any Shared Collateral constituting Possessory Collateral as gratuitous bailee for the benefit of each other First Lien Secured Party for purposes of perfecting the Lien held by such First Lien Secured Parties therein.

Section 2.10       Spanish Insolvency Law. After the occurrence of an insolvency event in relation to a Spanish Grantor or a Grantor having its centre of main interest (as that term is used in Article 3(1) of the Council of the European Union Regulation No. 2015/848 on Insolvency Proceedings) in Spain, if any of the First Lien Secured Parties is held to be a "specially related person" pursuant to article 93 of the Spanish Insolvency Law (Ley Concursal) approved by Royal Legislative Decree 1/2020, of 5 May (Real Decreto Legislativo 1/2020, de 5 de mayo, por el que se aprueba el texto refundido de la Ley Concursal) (as amended, restated or replaced from time to time) in relation to article 92.5 thereof (a “Specially Related Secured Party”), and as a result of which the claims of such Specially Related Secured Party under this Agreement are considered to be subordinated claims for the purposes of insolvency proceedings (a “Subordinated Claim”), all payments received by the First Lien Secured Party (other than any Specially Related Secured Party) not related to Subordinated Claims shall be distributed in their entirety among all of the Secured Parties with respect to such insolvency proceedings (other than any Specially Related Secured Party) in proportion to their respective participation and in accordance with the terms set out in this Agreement. In turn, all payments received by a Specially Related Secured Party related to a Subordinated Claim shall be distributed exclusively to such Specially Related Secured Party.

Article III

Existence and Amounts of Liens and Obligations

Section 3.01       Determinations with Respect to Amounts of Liens and Obligations. Whenever any Collateral Agent shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any First Lien Obligations of any Series, or the Shared Collateral subject to any Lien securing the First Lien Obligations of any Series, it may request that such information be furnished to it in writing by each other Collateral Agent and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if any Collateral Agent shall fail or refuse reasonably promptly to provide the requested information, the requesting Collateral Agent shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Borrower. Each Collateral Agent may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any First Lien Secured Party or any other Person as a result of such determination.

Article IV

The Controlling Collateral Agent

Section 4.01       Appointment and Authority.

(a)            Each of the First Lien Secured Parties hereby irrevocably appoints and authorizes the Controlling Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Controlling Collateral Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. Each of the First Lien Secured Parties also authorizes the Controlling Collateral Agent, at the request of the Borrower, to execute and deliver each Intercreditor Agreement in the capacity as “Designated Senior Representative”, or the equivalent agent, however referred to, for the First Lien Secured Parties under such agreements, and authorizes the Controlling Collateral Agent, in accordance with the provisions of this Agreement, to take such actions on its behalf and to exercise such powers as are delegated to, or otherwise given to, the “Designated Senior Representative”, or the equivalent agent, however referred to, for the First Lien Secured Parties under such agreements, by the terms of the applicable Intercreditor Agreement, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Controlling Collateral Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Controlling Collateral Agent pursuant to the applicable First Lien Security Documents for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under any of the First Lien Security Documents, or for exercising any rights and remedies thereunder or under the Intercreditor Agreements (as applicable), at the direction of the Controlling Collateral Agent, shall be entitled to the benefits of all provisions of this Article IV and Article VIII of the Credit Agreement and the equivalent provision of any Initial Additional First Lien Document and any Additional First Lien Document (as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” named therein) as if set forth in full herein with respect thereto. Without limiting the foregoing, each of the First Lien Secured Parties, and each Collateral Agent, hereby agrees to provide such cooperation and assistance as may be reasonably requested by the Controlling Collateral Agent to facilitate and effect actions taken or intended to be taken by the Controlling Collateral Agent pursuant to this Article IV, such cooperation to include execution and delivery of notices, instruments and other documents as are reasonably deemed necessary by the Controlling Collateral Agent to effect such actions, and joining in any action, motion or proceeding initiated by the Controlling Collateral Agent for such purposes.

(b)            Each Non-Controlling Secured Party acknowledges and agrees that the Controlling Collateral Agent shall be entitled, for the benefit of the First Lien Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the First Lien Security Documents, without regard to any rights to which the holders of the Non-Controlling Secured Obligations would otherwise be entitled as a result of such Non-Controlling Secured Obligations. Without limiting the foregoing, each Non-Controlling Secured Party agrees that none of the Controlling Collateral Agent or any other First Lien Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the First Lien Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any First Lien Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Each of the First Lien Secured Parties waives any claim it may now or hereafter have against the Controlling Collateral Agent or the Collateral Agent for any other Series of First Lien Obligations or any other First Lien Secured Party of any other Series arising out of (i) any actions that do not violate this Agreement that any Collateral Agent or any First Lien Secured Party takes or omits to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the First Lien Obligations from any account debtor, guarantor or any other party) in accordance with the First Lien Security Documents or any other agreement related thereto or to the collection of the First Lien Obligations or the valuation, use, protection or release of any security for the First Lien Obligations, (ii) any election by any Collateral Agent or any holders of First Lien Obligations in any Insolvency or Liquidation Proceeding of the application of Section 1111(b) of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law or (iii) subject to Section 2.05, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law by, any Grantor or any of its Subsidiaries, as debtor-in-possession.

Section 4.02       Rights as a First Lien Secured Party.

(a)            The Person serving as the Controlling Collateral Agent hereunder shall have the same rights and powers in its capacity as a First Lien Secured Party under any Series of First Lien Obligations that it holds as any other First Lien Secured Party of such Series and may exercise the same as though it were not the Controlling Collateral Agent and the term “First Lien Secured Party” or “First Lien Secured Parties” or (as applicable) “Credit Agreement Secured Party”, “Credit Agreement Secured Parties,” “Initial Additional First Lien Secured Party,” “Initial Additional First Lien Secured Parties,” “Additional First Lien Secured Party” or “Additional First Lien Secured Parties” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Controlling Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Grantors or any Subsidiary or other Affiliate thereof as if such Person were not the Controlling Collateral Agent hereunder and without any duty to account therefor to any other First Lien Secured Party.

Section 4.03       Exculpatory Provisions. The Controlling Collateral Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, the Controlling Collateral Agent:

(i)             shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing;

(ii)            shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby; provided that the Controlling Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Controlling Collateral Agent to liability or that is contrary to this Agreement or applicable law;

(iii)           shall not, except as expressly set forth herein, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to a Grantor or any of its Affiliates that is communicated to or obtained by the Person serving as the Controlling Collateral Agent or any of its Affiliates in any capacity;

(iv)           shall not be liable for any action taken or not taken by it (1) in the absence of its own gross negligence or willful misconduct or (2) in reliance on a certificate of an authorized officer of the Borrower stating that such action is permitted by the terms of this Agreement. The Controlling Collateral Agent shall be deemed not to have knowledge of any Event of Default under any Series of First Lien Obligations unless and until notice describing such Event Default and referencing the applicable agreement is given to the Controlling Collateral Agent;

(v)            shall not be responsible for or have any duty to ascertain or inquire into (1) any statement, warranty or representation made in or in connection with this Agreement or any other First Lien Security Document, (2) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (3) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (4) the validity, enforceability, effectiveness or genuineness of this Agreement, any other First Lien Security Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the First Lien Security Documents, (5) the value or the sufficiency of any Collateral for any Series of First Lien Obligations, or (6) the satisfaction of any condition set forth in any Secured Credit Document, other than to confirm receipt of items expressly required to be delivered to the Controlling Collateral Agent; and

(vi)           need not segregate money held hereunder from other funds except to the extent required by law. The Controlling Collateral Agent shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing.

Section 4.04       Collateral and Guaranty Matters. Each of the First Lien Secured Parties irrevocably authorizes the applicable Collateral Agent, at its option and in its discretion, to release any Lien on any property granted to or held by such Collateral Agent under any First Lien Security Document (including, in the case of any German Security Document, by way of retransfer (Rückübertragung) or reassignment (Rückabtretung) of the relevant Collateral to the relevant Grantor) in accordance with Section 2.04 or upon receipt of a written request from the Borrower stating that the release of such Lien is permitted by the terms of each then extant Secured Credit Document.

Article V

First Lien Collateral Agent as Parallel Debt Creditor

Section 5.01       Parallel Debt (Covenant to pay the First Lien Collateral Agent).

(a)            Subject to any limitations relating to any guarantee or other obligation of any Grantor set forth in any Secured Credit Document or First Lien Security Document (including, without limitation, any limitations applicable to any Grantor organized under the laws of the Federal Republic of Germany) (together, the “Guarantee Limitations”), the Borrower and each Grantor hereby irrevocably and unconditionally undertakes to pay to the First Lien Collateral Agent (in its capacity as Parallel Debt Creditor) amounts equal to the First Lien Obligations owing from time to time by such Grantor or the Borrower to any First Lien Secured Party under the Secured Credit Documents, as and when such First Lien Obligations are due and payable in accordance with the terms of the applicable Secured Credit Documents.

(b)            Each Grantor, the Borrower and the First Lien Collateral Agent acknowledges that the obligations of each Grantor and the Borrower under paragraph (a) above are several and are separate and independent from, and shall not in any way limit or affect, the corresponding obligations of that Grantor or the Borrower to any First Lien Secured Party under any Secured Credit Documents (other than the Parallel Debt) (its “Corresponding Debt”), nor shall it constitute the First Lien Collateral Agent and any First Lien Secured Parties as joint creditors of any Corresponding Debt, nor shall the amounts for which each Grantor or the Borrower is liable under paragraph (a) above (its “Parallel Debt”) be limited or affected in any way by its Corresponding Debt provided that:

(i)             the Parallel Debt of each Grantor and the Borrower shall be decreased and the First Lien Collateral Agent shall not demand payment to the extent that its Corresponding Debt has been paid or (in the case of guarantee obligations) discharged;

(ii)            the Corresponding Debt of each Grantor and the Borrower shall be decreased and the First Lien Collateral Agent shall not demand payment to the extent that its Parallel Debt has been paid or (in the case of guarantee obligations) discharged; and

(iii)           the aggregate amount payable by any Grantor or the Borrower in respect of its Parallel Debt shall at no time exceed the aggregate amount of its Corresponding Debt then due and payable.

(c)            For the purposes of this Section 5.01, the First Lien Collateral Agent acts in its own name and not as a trustee, and its claims in respect of the Parallel Debt shall not be held on trust and instead shall be owed to it in its individual capacity. The Collateral granted under the First Lien Security Documents to the First Lien Collateral Agent to secure the Parallel Debt is granted to the First Lien Collateral Agent in its capacity as Parallel Debt Creditor and shall not be held on trust.

(d)            All moneys received or recovered by the First Lien Collateral Agent pursuant to this Section 5.01, and all amounts received or recovered by the First Lien Collateral Agent from or by the enforcement of any Collateral granted to secure the Parallel Debt, shall be applied in accordance with Section 2.01 and, upon such application, shall reduce the Corresponding Debt in accordance with clause (ii) of paragraph (b) above. For purposes of Section 2.01, Section 3.01 and any determination of the amount of First Lien Obligations of any Series outstanding at any time, the Parallel Debt shall not constitute First Lien Obligations separate from or in addition to the Corresponding Debt.

(e)            Without limiting or affecting the First Lien Collateral Agent’s rights against the Grantors and the Borrower (whether under this Section 5.01 or under any other provision of the Secured Credit Documents), each Grantor and the Borrower acknowledges that:

(i)             nothing in this Section 5.01 shall impose any obligation on the First Lien Collateral Agent to pay any sum to any Grantor or the Borrower or otherwise under any Secured Credit Document, except in its capacity as a First Lien Secured Party; and

(ii)            for the purpose of any vote taken under any Secured Credit Document, the First Lien Collateral Agent shall not be regarded as having any participation or commitment other than those which it has in its capacity as a First Lien Secured Party.

(f)            Any Guarantee Limitations applicable to any guarantee or other obligation of a Grantor or the Borrower under any Secured Credit Document or First Lien Security Document shall apply mutatis mutandis to the Parallel Debt of such Grantor or the Borrower (to the extent the Parallel Debt is not so limited automatically by operation of such Guarantee Limitations).

(g)            If the First Lien Collateral Agent, with the approval of each other Collateral Agent and each Junior Representative (as such term is defined in the Centertainment/Odeon First Lien/Intermediate Lien Intercreditor Agreement), determines that (i) all First Lien Obligations and all Junior Obligations (as such term is defined in the Centertainment/Odeon First Lien/Intermediate Lien Intercreditor Agreement) have been fully and finally discharged and (ii) no First Lien Secured Party and no Junior Secured Party (as such term is defined in the Centertainment/Odeon First Lien/Intermediate Lien Intercreditor Agreement) is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any Grantor pursuant to the Secured Credit Documents and the Junior Debt Documents (as such term is defined in the Centertainment/Odeon First Lien/Intermediate Lien Intercreditor Agreement), the First Lien Collateral Agent (acting in its capacity as Parallel Debt Creditor and/or as trustee (Treuhänder) pursuant to Section 5.02) shall, at the request and at the sole cost and expense of the Grantors, promptly release, without recourse or warranty, and, as applicable, retransfer or reassign to the relevant Grantor all Collateral held by it under the German Security Documents in accordance with the terms thereof, and the Parallel Debt of each Grantor and the Borrower shall be discharged in full upon the payment or discharge in full of its Corresponding Debt.

Section 5.02       Appointment and Authority. Each First Lien Secured Party (other than the First Lien Collateral Agent) hereby appoints the First Lien Collateral Agent as trustee (Treuhänder) and administrator for the purpose of accepting and administering the German Security Documents for and on behalf of the First Lien Secured Parties and the First Lien Collateral Agent hereby accepts such appointment on the terms and subject to the conditions set out in this Section 5.02. The First Lien Collateral Agent shall (i) in case of non-accessory (nicht akzessorische) security rights created under the German Security Documents, hold and administer and, as the case may be, enforce such Liens and/or Collateral in its own name, but as trustee (Treuhänder) for the account of the First Lien Secured Parties; and (ii) in case of accessory (akzessorische) security rights created by way of pledge or other accessory instruments under the German Security Documents, administer and, as the case may be, enforce any and all Liens and/or Collateral in the name and for and on behalf of the First Lien Secured Parties or in its own name in accordance with Section 5.01, but in each case for the account of the First Lien Secured Parties. Each First Lien Secured Party hereby authorizes the First Lien Collateral Agent (whether or not by or through employees or agents) (i) to exercise such rights, remedies, powers and discretions as are specifically delegated to or conferred upon the First Lien Collateral Agent under the German Security Documents together with such powers and discretions as are reasonably incidental thereto, (ii) to take such action on its behalf as may from time to time be authorized under or in connection with the German Security Documents, and (iii) to agree to, execute and deliver on its behalf any release or confirmation of release (including by way of retransfer or reassignment) of any Lien or Collateral under any German Security Document in accordance with this Agreement (including Section 2.04 and Section 4.04). By accepting the benefits of the Collateral, each person to whom a First Lien Obligation is owed shall be deemed to have appointed the First Lien Collateral Agent as its agent and agreed to be bound by any document creating First Lien Obligation as a First Lien Secured Party.

Section 5.03       Successor First Lien Collateral Agent. Upon any resignation or replacement of the First Lien Collateral Agent in accordance with the Credit Agreement, the retiring First Lien Collateral Agent shall transfer the Parallel Debt and all Collateral held by it under the German Security Documents to the successor First Lien Collateral Agent, which shall thereupon succeed to the rights and obligations of the First Lien Collateral Agent under this Article V as Parallel Debt Creditor and trustee (Treuhänder), and shall, until such transfer has become effective, continue to hold the Parallel Debt and such Collateral in accordance with this Article V. Upon the Discharge of First Lien Obligations that are Credit Agreement Obligations prior to the Discharge of all other First Lien Obligations, the First Lien Collateral Agent shall in the same manner transfer the Parallel Debt and such Collateral to the Controlling Collateral Agent. No Grantor shall be required to grant any new or additional security in connection with any such transfer.

Article VI

Miscellaneous

Section 6.01       Notices. All notices and other communications provided for herein (including, but not limited to, all the directions and instructions to be provided to the Controlling Collateral Agent herein by the First Lien Secured Parties) shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a)            If to the Borrower, Holdings, Company or any other Grantor, to:

AMC Entertainment Holdings, Inc.
One AMC Way
11500 Ash Street, Leawood, KS 66211
Attention: General Counsel
Fax: (816) 480-4700
Email: egladbach@amctheatres.com

With a copy to:

Weil, Gotshal & Manges LLP
200 Crescent Court, Suite 300
Dallas, TX 75201-6950
Attention: Vynessa Nemunaitis
Email: vynessa.nemunaitis@weil.com

(b)            if to the First Lien Collateral Agent, to it at:

Wells Fargo Bank, National Association
MAC D1116-025
1525 West W.T. Harris Blvd.
Charlotte, NC 28262
Attention of: Syndication Agency Services
Fax: (844) 879-5899
Email: Agencyservices.requests@wellsfargo.com

With a copy to:

Latham & Watkins LLP
1271 Avenue of the Americas
New York, NY 10020
Attention: Conray C. Tseng
Email: conray.tseng@lw.com

(c)            if to the Initial Additional Agent, to it at:

GLAS Trust Company LLC, as the Initial Additional Agent
3 Second Street, Suite 203
Jersey City, NJ, 07311
Attn : tmgus@glas.agency

(d)            if to any other Collateral Agent, to it at the address set forth in the applicable Joinder Agreement.

Any party hereto may change its address, fax number or email address for notices and other communications hereunder by notice to the other parties hereto. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and, may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth above or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties. As agreed to in writing among the Controlling Collateral Agent and each other Collateral Agent from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

Section 6.02       Waivers; Amendment; Joinder Agreements.

(a)            No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by Section 6.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b)            Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder Agreement) except pursuant to an agreement or agreements in writing entered into by each Collateral Agent (and with respect to any such termination, waiver, amendment or modification that by the terms of this Agreement requires the Borrower’s consent or that increases the obligations or reduces the rights of the Borrower or any other Grantor, with the consent of the Borrower).

(c)            Notwithstanding the foregoing, without the consent of any First Lien Secured Party, any Additional Agent may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 6.13 and upon such execution and delivery, such Additional Agent and the Additional First Lien Secured Parties and Additional First Lien Obligations of the Series for which such Additional Agent is acting shall be subject to the terms hereof.

(d)            Notwithstanding the foregoing, without the consent of any other Collateral Agent or First Lien Secured Party, the Controlling Collateral Agent may effect amendments and modifications to this Agreement to the extent necessary to reflect any incurrence of any Additional First Lien Obligations in compliance with the Credit Agreement, any Initial Additional First Lien Documents and any Additional First Lien Documents.

Section 6.03       Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other First Lien Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

Section 6.04       Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

Section 6.05       Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

Section 6.06       Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 6.07       Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. The First Lien Collateral Agent represents and warrants that this Agreement is binding upon the Credit Agreement Secured Parties. The Initial Additional Agent represents and warrants that this Agreement is binding upon the Initial Additional First Lien Secured Parties.

Section 6.08       Submission to Jurisdiction Waivers; Consent to Service of Process. Each Collateral Agent, on behalf of itself and the First Lien Secured Parties of the Series for whom it is acting, irrevocably and unconditionally:

(a)            submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York sitting in New York County, the courts of the United States of America for the Southern District of New York, sitting in New York County, and appellate courts from any thereof;

(b)            consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum and agrees not to plead or claim the same;

(c)            agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Collateral Agent) at the address referred to in Section 6.01;

(d)            agrees that nothing herein shall affect the right of any other party hereto (or any First Lien Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any First Lien Secured Party) to sue in any other jurisdiction; and

(e)            waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 6.08 any special, exemplary, punitive or consequential damages.

Section 6.09       GOVERNING LAW; WAIVER OF JURY TRIAL.

(a)            With the exception of Section 5.02 which shall be governed by, and construed in accordance with, the laws of the Federal Republic of Germany, THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b)            EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

Section 6.10       Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 6.11       Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the other First Lien Security Documents or Additional First Lien Documents, the provisions of this Agreement shall control.

Section 6.12       Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Secured Parties in relation to one another. None of the Borrower, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement (other than Section 2.04, 2.05 or 2.09) is intended to or will amend, waive or otherwise modify the provisions of the Credit Agreement or any Additional First Lien Documents), and none of the Borrower or any other Grantor may rely on the terms hereof (other than Section 2.04, 2.05, 2.09 or Article V). Nothing in this Agreement is intended to or shall impair the obligations of any Grantor to pay the First Lien Obligations as and when the same shall become due and payable in accordance with their terms.

Section 6.13       Additional First Lien Obligations. To the extent, but only to the extent, permitted by the provisions of the then-extant Credit Agreement, the Initial Additional First Lien Documents and the Additional First Lien Documents, the Borrower or any other Grantor may incur or issue and sell one or more series or classes of Additional First Lien Obligations. Any such additional class or series of Additional First Lien Obligations (the “Senior Class Debt”) may be secured by a Lien on Shared Collateral, in each case under and pursuant to the First Lien Documents, if and subject to the condition that the Collateral Agent of any such Senior Class Debt (each, a “Senior Class Debt Representative”), acting on behalf of the holders of such Senior Class Debt (such Collateral Agent and holders in respect of any Senior Class Debt being referred to as the “Senior Class Debt Parties”), becomes a party to this Agreement by satisfying the conditions set forth in clauses (i) through (iv) of this Section 6.13.

In order for a Senior Class Debt Representative to become a party to this Agreement,

(i)             such Senior Class Debt Representative, the Controlling Collateral Agent and each Grantor shall have executed and delivered a Joinder Agreement (with such changes as may be reasonably approved by the Controlling Collateral Agent and such Senior Class Debt Representative) pursuant to which such Senior Class Debt Representative becomes a Collateral Agent and Additional Agent hereunder, and the Senior Class Debt in respect of which such Senior Class Debt Representative is the Collateral Agent and the related Senior Class Debt Parties become subject hereto and bound hereby;

(ii)            the Borrower shall have delivered to the Controlling Collateral Agent true and complete copies of each of the Additional First Lien Documents relating to such Senior Class Debt, certified as being true and correct by a Responsible Officer of Borrower;

(iii)           the Borrower shall have delivered to the Controlling Collateral Agent an Officer’s Certificate stating that such Additional First Lien Obligations are permitted by each applicable Secured Credit Document to be incurred, or to the extent a consent is otherwise required to permit the incurrence of such Additional First Lien Obligations under any Secured Credit Document, the relevant Grantors have obtained the requisite consent; and

(iv)           the Additional First Lien Documents relating to such Senior Class Debt shall provide, in a manner reasonably satisfactory to the Controlling Collateral Agent, that each Senior Class Debt Party with respect to such Senior Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Senior Class Debt.

Section 6.14       Integration. This Agreement, together with the other Secured Credit Documents and the First Lien Security Documents, represents the entire agreement of each of the Grantors and the First Lien Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Grantor, any Collateral Agent or any other First Lien Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Secured Credit Documents or the First Lien Security Documents.

Section 6.15       Information Concerning Financial Condition of the Borrower and the other Grantors. The Controlling Collateral Agent, the other Collateral Agents and the Secured Parties shall each be responsible for keeping themselves informed of (a) the financial condition of the Borrower and the other Grantors and all endorsers or guarantors of the First Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the First Lien Obligations. The Controlling Collateral Agent, the other Collateral Agents and the Secured Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that the Controlling Collateral Agent, any other Collateral Agent or any Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it shall be under no obligation to (i) make, and Controlling Collateral Agent, the other Collateral Agents and the Secured Parties shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) provide any additional information or to provide any such information on any subsequent occasion, (iii) undertake any investigation or (iv) disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

Section 6.16       Additional Grantors. The Borrower agrees that, if any Subsidiary of the Borrower shall become a Centertainment Group Grantor or an Odeon Group Grantor after the date hereof, it will promptly cause such Subsidiary to become party hereto by executing and delivering an instrument substantially in the form of Annex III hereto. Upon such execution and delivery, such subsidiary will become a Centertainment Group Grantor or an Odeon Group Grantor, as applicable, hereunder with the same force and effect as if originally named as a Grantor herein and the term “Centertainment Group Grantor” or “Odeon Group Grantor”, as applicable, will be automatically amended, as applicable. The execution and delivery of such instrument shall not require the consent of any other party hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

Section 6.17       Further Assurances. Each Collateral Agent, on behalf of itself and each First Lien Secured Party under the applicable Credit Agreement, Initial Additional First Lien Documents or Additional First Lien Debt Facility, agrees that it will take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the other parties hereto may reasonably request to effectuate the terms of, and the Lien priorities contemplated by, this Agreement.

Section 6.18       First Lien Collateral Agent and Initial Additional Agent. It is understood and agreed that:

(a)            the First Lien Collateral Agent is entering into this Agreement in its capacities as administrative agent and collateral agent under the Credit Agreement and the provisions of Article VIII and Section 9.03 of the Credit Agreement applicable to it as administrative agent or collateral agent thereunder or any provision of the Credit Agreement and the Security Documents (solely for this purpose, as defined in the Credit Agreement) granting or extending any rights, protections, privileges, indemnities and immunities to the administrative agent or the collateral agent thereunder shall also apply to it as First Lien Collateral Agent and as Controlling Collateral Agent hereunder; and

(b)            the Initial Additional Agent is entering in this Agreement in its capacity as collateral agent under the Initial Additional First Lien Documents and the provisions of the Initial Additional First Lien Documents granting or extending any rights, protections, privileges, indemnities and immunities to the Collateral Agent thereunder shall also apply to the Initial Additional Agent hereunder.

For the avoidance of doubt, the parties hereto acknowledge that in no event shall the First Lien Collateral Agent or Initial Additional Agent be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether any such party has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 6.19       Spanish Law Security Documents Matters. Each of the First Lien Secured Parties irrevocably authorizes the Controlling Collateral Agent, at its option and in its discretion and in accordance with the Secured Credit Documents, to, in their name and on their behalf:

(a)            execute, deliver and perform (even if it involves delegation or sub-empowerment, substitution, self-contracting (autocontratación), multi-representation or conflict of interest), each of the Secured Credit Documents to which the Controlling Collateral Agent, in its condition as collateral agent, is or is intended to be a party to; and/or

(b)            at the written direction of the First Lien Secured Parties, on its own or through a sub-agent to (A) enter into and/or raise to the status of a Spanish Public Document (documento público) any document related to this appointment and, specifically, those deemed necessary or appropriate by the First Lien Secured Parties (including, but not limited to, documents of formalization, acknowledgement, confirmation, modification or release, acceptance of any security interest and acceptance of acknowledgement of debts by the Grantors), (B) execute, sign, ratify, raise to the status of a Spanish Public Document (including the notarization of any assignment or transfer), modify, restate, novate, amend, extend, totally or partially assign, transfer, fulfil, grant, release, waive or cancel this Agreement, any Spanish law governed First Lien Security Document and any other Secured Credit Document; (C) perform any duties or obligations and enforce any rights and powers under this Agreement, any Spanish law governed First Lien Security Document or any other Secured Credit Document, as well as any rights or powers in connection therewith; (D) appear before a notary public and accept, execute, amend, assign, transfer or ratify any type of guarantee or security, or irrevocable power of attorney, or any amendment or supplement thereto, whether personal or real, granted in favour of the First Lien Secured Parties under the Secured Credit Document (whether in its own capacity or as agent of other parties) over any and all shares, rights, receivables, goods and chattels, fixing their price for the purposes of an auction and the address for serving of notices and submitting to the jurisdiction of law courts by waiving its own forum, and release such guarantees or security, all of the foregoing under the terms and conditions which the First Lien Secured Parties may agree, and/or sign any Spanish Public Documents that the First Lien Secured Parties may deem fit; (E) ratify any such private or Spanish Public Document in the name or on behalf of the First Lien Secured Parties; (F) execute any and all deeds, documents, and carry out any and all acts and things, required in connection with the execution of any Secured Credit Document, or the execution of any further Spanish Public Document of amendment (escritura pública de rectificación o subsanación) that may be required for the purpose or in connection with the power granted in this Section 6.19; (G) execute in the name of any of the First Lien Secured Parties any novation, amendment or ratification to any Secured Credit Document and appear before a notary public and raise into the status of a Spanish Public Document such documents; and (H) carry out, execute, effect and perform all the actions that may be necessary or convenient for the purposes of complying with the purpose of this Agreement, including, but not limited to, the granting of any public and/or, private document and/or any action required for the purposes of enforcing in Spain any First Lien Security Document or any Spanish law governed First Lien Security Document.

Each First Lien Secured Party undertakes to the Controlling Collateral Agent that, promptly upon request, such First Lien Secured Party and any secured party under the First Lien Obligations party hereto will ratify and confirm all transactions entered into and other actions by the Controlling Collateral Agent (or any of its substitutes or delegates) in the proper exercise of the power granted to it hereunder. It is hereby agreed that the relationship of the First Lien Secured Parties to the Controlling Collateral Agent in relation to any Spanish law governed First Lien Security Document shall be construed as one of principal and agent. The Collateral granted under the Spanish law governed First Lien Security Documents will be granted in favor of each and every First Lien Secured Party (represented or acting through the Controlling Collateral Agent, in its condition as collateral agent, by means of the faculties included herein) to secure the First Lien Obligations (expressly excluding any parallel debt structure) and shall not be held on trust unless expressly permitted by law. Nevertheless, the Controlling Collateral Agent shall be entitled to accept the Collateral granted under the Spanish law governed First Lien Security Documents in the name and on behalf of the First Lien Secured Parties by virtue of the powers (mandato) granted in this Section 6.19.

Section 6.20       Spanish Executive Proceedings. The parties hereto agree that this Agreement will be formalized in a Spanish Public Document in accordance with the terms of this Agreement for the purposes of Article 517 of the Spanish Civil Procedural Law. Clause 9.17 of the Credit Agreement shall apply mutatis mutandis to this Agreement.

Section 6.21       Release from Self-Dealing. Each of the Collateral Agents and the other First Lien Secured Parties hereby releases the First Lien Collateral Agent (including in its capacity as Parallel Debt Creditor and as trustee (Treuhänder) pursuant to Section 5.02) and any sub-agent, attorney-in-fact or delegate appointed by it from the restrictions pursuant to Section 181 of the German Civil Code (Bürgerliches Gesetzbuch) and any similar restrictions under any other applicable law, in each case to the extent legally possible for such Collateral Agent or First Lien Secured Party. The First Lien Collateral Agent may grant sub-powers of attorney, including a release from the restrictions pursuant to Section 181 of the German Civil Code (Bürgerliches Gesetzbuch), to any Person for the purposes of the German Security Documents. Any Collateral Agent or First Lien Secured Party prevented by applicable law or its constitutional documents from granting such release shall notify the First Lien Collateral Agent without undue delay.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as First Lien Collateral Agent and as Controlling Collateral Agent

By:	/s/ Jack Stutesman
Name: Jack Stutesman
Title: Director

GLAS TRUST COMPANY LLC, as Initial Additional Agent

By:	/s/ Irina Golovashchuk
Name: Irina Golovashchuk
Title: Vice President

[Signature Page to Centertainment/Odeon First Lien Intercreditor Agreement]

AMC ENTERTAINMENT HOLDINGS, INC., American Multi-Cinema, Inc. as a Grantors

By:	/s/ Sean D. Goodman
Name: Sean D. Goodman
Title: Executive Vice President, Chief Financial Officer, International and Treasurer

AMC LICENSE SERVICES, LLC, AMC ITD, LLC AMC Card Processing Services, Inc. Muvico, LLC AMC EMEA Holdings, LLC Leawood Films, LLC as a Grantors

By:	/s/ Sean D. Goodman
Name: Sean D. Goodman
Title: Executive Vice President, Chief Financial Officer and Treasurer

CENTERTAINMENT DEVELOPMENT, LLC, as a Grantor

By:	/s/ Sean D. Goodman
Name: Sean D. Goodman
Title: President, Chief Financial Officer and Treasurer

AMC THEATRES OF UK LIMITED, as a Grantor

By:	/s/ Sean D. Goodman
Name: Sean D. Goodman
Title: Director

[Signature Page to Centertainment/Odeon First Lien Intercreditor Agreement]

ANNEX I

Grantors

Muvico, LLC

Centertainment Development, LLC

AMC Entertainment Holdings, Inc.

American Multi-Cinema, Inc.

AMC License Services, LLC

AMC ITD, LLC

AMC Card Processing Services, Inc.

AMC Theatres of UK Limited

AMC EMEA Holdings, LLC

Leawood Films, LLC

ANNEX II

[FORM OF] JOINDER NO. [__], dated as of [__________] [__], 20[__] (this “Joinder”), to the CENTERTAINMENT/ODEON FIRST LIEN INTERCREDITOR AGREEMENT, dated as of October 5, 2026 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “First Lien Intercreditor Agreement”), among Muvico, LLC, a Texas limited liability company (the “Company”), Centertainment Development, LLC, a Delaware limited liability company (“Holdings”), AMC Entertainment Holdings, Inc., a Delaware corporation (the “Borrower”), the other Grantors (as defined therein) party thereto from time to time, Wells Fargo Bank, National Association, as the First Lien Collateral Agent (as defined therein), GLAS Trust Company LLC, as the Initial Additional Agent (as defined therein), and each Additional Agent (as defined therein) from time to time party thereto.

A.            Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the First Lien Intercreditor Agreement.

B.            As a condition to the ability of the Borrower or any other Grantor to incur Additional First Lien Obligations and to secure such Senior Class Debt with the Senior Lien and to have such Senior Class Debt guaranteed by the Grantors on a senior basis, in each case under and pursuant to the Additional First Lien Documents, the Senior Class Debt Representative in respect of such Senior Class Debt is required to become a Collateral Agent under, and such Senior Class Debt and the Senior Class Debt Parties in respect thereof are required to become subject to and bound by, the First Lien Intercreditor Agreement. Section 6.13 of the First Lien Intercreditor Agreement provides that such Senior Class Debt Representative may become a Collateral Agent under, and such Senior Class Debt and such Senior Class Debt Parties may become subject to and bound by, the First Lien Intercreditor Agreement, upon the execution and delivery by the Senior Class Debt Representative of an instrument in the form of this Joinder and the satisfaction of the other conditions set forth in Section 6.13 of the First Lien Intercreditor Agreement. The undersigned Senior Class Debt Representative (the “New Collateral Agent”) is executing this Joinder in accordance with the requirements of the First Lien Intercreditor Agreement.

Accordingly, the Controlling Collateral Agent and the New Collateral Agent agree as follows:

SECTION 1.       In accordance with Section 6.13 of the First Lien Intercreditor Agreement, the New Collateral Agent by its signature below becomes a Collateral Agent and Additional Agent under, and the related Senior Class Debt and Senior Class Debt Parties become subject to and bound by, the First Lien Intercreditor Agreement with the same force and effect as if the New Collateral Agent had originally been named therein as a Collateral Agent, and the New Collateral Agent, on behalf of itself and such Senior Class Debt Parties, hereby agrees to all the terms and provisions of the First Lien Intercreditor Agreement applicable to it as a Collateral Agent and to the Senior Class Debt Parties that it represents as Additional First Lien Secured Parties. Each reference to a “Collateral Agent” or an “Additional Agent” in the First Lien Intercreditor Agreement shall be deemed to include the New Collateral Agent. The First Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2.       The New Collateral Agent represents and warrants to the Controlling Collateral Agent and the other First Lien Secured Parties that (i) it has full power and authority to enter into this Joinder, in its capacity as [agent] [trustee], (ii) this Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Additional First Lien Documents relating to such Senior Class Debt provide that, upon the New Collateral Agent’s entry into this Agreement, the Senior Class Debt Parties in respect of such Senior Class Debt will be subject to and bound by the provisions of the First Lien Intercreditor Agreement as Additional First Lien Secured Parties.

Annex II-1

SECTION 3.       This Joinder may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder shall become effective when the Controlling Collateral Agent shall have received a counterpart of this Joinder that bears the signature of the New Collateral Agent. Delivery of an executed signature page to this Joinder by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Joinder. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

SECTION 4.       Except as expressly supplemented hereby, the First Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5.      THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6.       In case any one or more of the provisions contained in this Joinder should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the First Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.       All communications and notices hereunder shall be in writing and given as provided in Section 6.01 of the First Lien Intercreditor Agreement. All communications and notices hereunder to the New Collateral Agent shall be given to it at the address set forth below its signature hereto.

SECTION 8.       The Borrower agrees to reimburse the Controlling Collateral Agent for its reasonable out-of-pocket expenses in connection with this Joinder, including the reasonable fees, other charges and disbursements of counsel for the Controlling Collateral Agent.

[Signature Pages Follow]

Annex II-2

IN WITNESS WHEREOF, the New Collateral Agent and the Controlling Collateral Agent have duly executed this Joinder to the First Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW COLLATERAL AGENT], as [__________] for the holders of [__________]

By:
Name:
Title:

Address for notices:

Attention:

Telecopy:

Annex II-3

Acknowledged by:

[__________], as Controlling Collateral Agent

By:
Name:
Title:

AMC ENTERTAINMENT HOLDINGS, INC., as a Grantor

By:
Name:
Title:

[THE GRANTORS LISTED ON SCHEDULE I HERETO]

By:
Name:
Title:

Annex II-4

Schedule I to the
Joinder to the
First Lien Intercreditor Agreement

Grantors

[__________]

Annex II-5

ANNEX III

[FORM OF] SUPPLEMENT NO. [__], dated as of [__________] [__], 20[__] (this “Supplement”), to the CENTERTAINMENT/ODEON FIRST LIEN INTERCREDITOR AGREEMENT, dated as of October 5, 2026 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “First Lien Intercreditor Agreement”), among Muvico, LLC, a Texas limited liability company (the “Company”), Centertainment Development, LLC, a Delaware limited liability company (“Holdings”), AMC Entertainment Holdings, Inc., a Delaware corporation (the “Borrower”), the other Grantors (as defined therein) party thereto from time to time, Wells Fargo Bank, National Association, as the First Lien Collateral Agent (as defined therein), GLAS Trust Company LLC, as the Initial Additional Agent (as defined therein), and each Additional Agent (as defined therein) from time to time party thereto.

A.            Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the First Lien Intercreditor Agreement.

B.            The Grantors have entered into the First Lien Intercreditor Agreement. Pursuant to Section 6.16 of the First Lien Intercreditor Agreement, certain newly acquired or organized Subsidiaries of the Borrower are required to enter into the First Lien Intercreditor Agreement, and may become party to the First Lien Intercreditor Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the First Lien Intercreditor Agreement.

Accordingly, the New Grantor agree as follows:

SECTION 1.       In accordance with Section 6.16 of the First Lien Intercreditor Agreement, the New Grantor by its signature below becomes a Grantor and [a Centertainment Group Grantor][an Odeon Group Grantor] under the First Lien Intercreditor Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby agrees to all the terms and provisions of the First Lien Intercreditor Agreement applicable to it as a Grantor thereunder. Each reference to a “Grantor” in the First Lien Intercreditor Agreement shall be deemed to include the New Grantor. The First Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2.       The New Grantor represents and warrants to the Controlling Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the Legal Reservations and applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.       This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Controlling Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Grantor. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

Annex III-1

SECTION 4.       Except as expressly supplemented hereby, the First Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5.      THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6.       In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the First Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.       All communications and notices hereunder shall be in writing and given as provided in Section 6.01 of the First Lien Intercreditor Agreement. All communications and notices hereunder to the New Grantor shall be given to it in care of the Borrower as specified in the First Lien Intercreditor Agreement.

SECTION 8.       The Borrower agrees to reimburse the Controlling Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Controlling Collateral Agent.

[Signature Pages Follow]

Annex III-2

IN WITNESS WHEREOF, the New Grantor has duly executed this Supplement to the First Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW GRANTOR]

By:
Name:
Title:

Annex III-3